Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement No. 333-227456 on Form N-2 of our report dated February 22, 2019 relating to the financial statement of BlackRock Credit Strategies Fund, appearing in the Statement of Additional Information and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 22, 2019